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                                                                   Exhibit 10.12

                            FIRST AMENDMENT TO LEASE

      This FIRST AMENDMENT TO LEASE (this "First Amendment") is executed by and between Kendall Square, LLC (the "Landlord") and Vertex Pharmaceuticals Incorporated (the "Tenant").

      Reference is hereby made to that certain lease dated January 18, 2001 (the "Lease"), by and between Landlord and Tenant with respect to a portion of the Building on the Lot (as such terms are defined in the Lease) located in Cambridge, Massachusetts.

      WHEREAS, Landlord and Tenant desire to amend and modify the terms of the Lease and to ratify and confirm the terms of the Lease, as more particularly set forth below.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. Each capitalized term which is used but not defined herein shall have the respective meaning ascribed thereto in the Lease.

      2. Section 1.1 of the Lease is hereby amended by deleting the definition of Annual Fixed Rent Rate and inserting the following in place thereof:

            Subject to Sections 2.3 and 4.1(b) hereof, $50.00/rentable square foot ("r.s.f.") for the Premises.

      3. Section 1.1 of the Lease is hereby amended by deleting the definition of Building and inserting the following in place thereof:

            The Building known as Building A, Cambridge Research Park, Cambridge, Massachusetts, being constructed by Landlord and containing six levels and an enclosed, two-level rooftop mechanical penthouse, aggregating approximately 302,919 r.s.f. of which approximately 12,203 r.s.f. shall be ground floor retail space (the "Retail Space").

      4. Section 1.1 of the Lease is hereby amended by deleting the definition of Initial Estimated Annual Additional Rent for Premises and inserting the following in place thereof:

            $3,052,518.00 based upon $10.50/r.s.f.

      5. Section 1.1 of the Lease is hereby amended by deleting the definition of Initial Estimated Annual Additional Rent for Complex and inserting the following in place thereof:

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            $436,074.00 based upon $1.50/r.s.f.

      6. Section 1.1 of the Lease is hereby amended by deleting the definition of Lease Year and inserting the following in place thereof:

      The first Lease Year shall commence on the Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date shall occur (unless the Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Rent Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

      7. The definitions of Premises and Rentable Square Footage of Premises set forth in Section 1.1 of the Lease are hereby amended by deleting the phrase "260,000 r.s.f." and inserting in place thereof the phrase "290,716 r.s.f." in each such definition.

      8.    The definition of Rentable Square Footage of Building set forth in
Section 1.1 of the Lease is hereby amended by deleting the phrase "275,000 r.s.f." and inserting in place thereof the phrase "302,919 r.s.f."

      9. The definitions of Scheduled Substantial Completion Date and Scheduled Term Commencement Date set forth in Section 1.1 of the Lease are hereby amended by deleting the date of "May 1, 2002" and inserting in place thereof the date of "November 15, 2002" in each such definition.

      10.   The definition of Scheduled Rent Commencement Date set forth in
Section 1.1 of the Lease is hereby amended by deleting the phrase "September 1, 2002" and inserting in place thereof the phrase "March 15, 2003."

      11. Section 1.1 of the Lease is hereby amended by deleting the term Term Commencement Date and the definition thereof (Landlord and Tenant hereby acknowledging that the definition of Term Commencement Date is set forth in
Section 2.2 of the Lease).

      12. Anything herein or in Sections 1.1 and 10.11 of the Lease to the contrary notwithstanding, Tenant shall not be obligated to increase the amount of the Security Deposit on account of the respective increases in the Initial Estimated Annual Additional Rent for Building and Initial Estimated Annual Additional Rent for Complex set forth in this Amendment.

      13. The definition of Tenant's Proportionate Fraction for Building set forth in Section 1.1 of the Lease is hereby amended by deleting the phrase "94.55%" and inserting in place thereof the phrase "95.97%."

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      14.   Landlord and Tenant hereby agree that Landlord shall have no obligation to advance the Tenant Allowance pursuant to Section 2.3 of the Lease or otherwise.

      15. Section 6.1 (c)(i) of the Lease is hereby amended by deleting the third, fourth, fifth and sixth sentences thereof and inserting the following in place thereof:

      Landlord, within one hundred twenty (120) days after the fire or other casualty, shall notify Tenant in writing of the period of time within which, in Landlord's reasonable judgment, the Building and the Premises can be restored to substantially their condition prior to such damage and Utility Services restored to the Utility Switching Points (the "Casualty Restoration Period"). If such notification shall state that such Casualty Restoration Period will extend more than twelve (12) months after the date of the casualty, then Tenant may terminate this Lease within thirty (30) days from Tenant's receipt of such notification. Furthermore, if Tenant does not so terminate this Lease and if such damage is not repaired, Utility Services are not restored and the Premises and the remainder of the Building are not restored to substantially the same condition as they were prior to such damage within the Casualty Restoration Period set forth in such notification, Tenant, within thirty (30) days after the expiration of the Casualty Restoration Period or from the expiration of any extension thereof by reason of Force Majeure Events as hereinafter set forth, may terminate this Lease by notice to Landlord, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Lease shall terminate. The Casualty Restoration Period shall be extended by the number of days lost as a result of Force Majeure Events, provided however that the Casualty Restoration Period shall in no event be extended more than six (6) months due to Force Majeure Events (as so extended due to Force Majeure Events, the "Casualty Restoration Completion Date").

      16. Exhibit B-1 to the Lease is hereby deleted in its entirety and Exhibit B-1 hereto shall be inserted in place thereof.

      17. The Lease, as amended hereby, is hereby ratified and confirmed in all respects.

      Executed under seal as of the 9th day of May, 2002.

                                     LANDLORD:

                                     KENDALL SQUARE, LLC

                                     By: /s/ David E. Clem
                                         _____________________________________
                                         David E. Clem, Member

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                                     TENANT:

                                     VERTEX PHARMACEUTICALS INCORPORATED

                                     By: /s/ Kenneth S. Boger
                                        _____________________________________

                                     Name:  Kenneth S. Boger
                                     Title: Senior IP and General Counsel

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